Exhibit 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of 5,750,000 depositary shares each representing a 1/40th interest in a share of Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on May 2, 2012, 2012 are estimated to be as follows:

Estimated Fees
SEC registration fee	$16,474
Legal fees and expenses	$250,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$125,000
Printing fees	$10,000
Rating agency fees	$175,000
Miscellaneous	$10,526

Total expenses	$587,000